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                                                                                                                  EXHIBIT 21.1
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Applied Digital Solutions, Inc.
List of Subsidiaries

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      Company Name                                                                                 Country or State of
                                                                                                   Incorporation/Formation
      ACT Communications Inc.                                                                           Delaware
      ACT-GFX Canada, Inc.                                                                              Ontario, Canada
      ADS Bay Area, Inc. f/k/a Lynch, Marks & Associates, Inc.                                          California
      ADSI Telecomm Services, Inc.                                                                      Pennsylvania
      ADSI Telecomm Services of Maryland, Inc.                                                          Maryland
      Advanced Telecomm of Maryland, Inc.                                                               Pennsylvania
      Advanced Telecomm of Pittsburgh                                                                   Pennsylvania
      Advanced Telecommunications, Inc.                                                                 Illinois
      Applied Digital Retail, Inc. f/k/a Transatlantic Software Corporation Inc.                        Delaware
      Applied Digital Retail Limited f/k/a Transatlantic Software Corporation Limited                   United Kingdom
      Applied Digital Solutions Financial Corp.                                                         New Hampshire
      Applied Digital Solutions International Limited                                                   United Kingdom
      Arjang, Inc. f/k/a Applied Digital Retail, Inc. f/k/a STR, Inc.                                   Ohio
      BALVA Financial Corporation                                                                       Maryland
      Blue Star Electronics, Inc.                                                                       New Jersey
      Bostek, Inc.                                                                                      Massachusetts
      Caledonian Venture Holdings Limited                                                               United Kingdom
      Computer Equity Corporation                                                                       Delaware
      Cybertech Station, Inc.                                                                           Pennsylvania
      Digital Angel Corporation f/k/a Medical Advisory Systems, Inc.                                    Delaware
      Digital Angel Technology Corporation f/k/a Digital Angel Corporation f/k/a Digital
         Angel.net Inc.                                                                                 Delaware
      Digital Angel Holdings, LLC                                                                       Minnesota
      Elite Computer Services, Inc.                                                                     New Jersey
      Federal Services, Inc.                                                                            Delaware
      Government Telecommunications, Inc.                                                               Virginia
      Independent Acquisition, Inc.                                                                     California
      Information Technology Services, Inc.                                                             New York
      InfoTech USA, Inc. f/k/a Information Products Center, Inc.                                        New Jersey
      InfoTech USA, Inc. f/k/a/SysComm International Corporation                                        Delaware
      Intellesale, Inc. f/k/a Intellesale.com, Inc.                                                     Delaware
      Micro Components International Incorporated                                                       Massachusetts
      Neirbod Corp. f/k/a ACT Wireless Corp.                                                            Delaware
      Norcom Resources Incorporated                                                                     Minnesota
      Payless Communications Inc.                                                                       British Columbia, Canada


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      Company Name                                                                                 Country or State of
                                                                                                   Incorporation/Formation
      Pacific Decision Sciences Corporation                                                             Delaware
      Perimeter Acquisition Corp.                                                                       Delaware
      Pizarro Re-Marketing, Inc.                                                                        Texas
      Precision Point Corporation                                                                       Delaware
      Service Transport Company                                                                         New Jersey
      Signal Processors Limited                                                                         United Kingdom
      Signature Industries Limited                                                                      United Kingdom
      Teledata Concepts, Inc.                                                                           Florida
      Thermo Life Energy Corp. f/k/a Advanced Power Solutions, Inc.                                     Delaware
      TigerTel Communications Inc. successor by merger with TigerTel Telecommunications Corp.
         f/k/a Consolidated Technologies Holdings Inc. (Applied Digital Solutions, Inc. owns
         21.88% of the corporation)                                                                     British Columbia, Canada
      Timely Technology Corp.                                                                           California
      U.S. Kite & Key Corp. f/k/a U.S. Electrical Products Corp.                                        New Jersey
      VeriChip Corporation f/k/a Surgical Identification Services, Inc.                                 Delaware
      WYR, Inc. f/k/a GDB Software Services, Inc.                                                       New York
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